Exhibit 1.4

FINTECH ASSIGNMENT AGREEMENT

THIS FINTECH ASSIGNMENT AGREEMENT (hereafter “Agreement”) is made by and between WORTHY FINANCIAL, INC., a Delaware corporation (“Assignor”), and WORTHY WEALTH, INC., a Georgia corporation (“Assignee”), effective as of [●] (“Effective Date”). ASSIGNOR and ASSIGNEE are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, ASSIGNOR is the owner of that certain software and data (in all iterations from the first date of creation thereof to the present) known as the “WORTHY PLATFORM,” as well as the artwork incorporated therein and all supporting documentation therefor (hereafter the foregoing software, in all iterations from the first date of creation thereof to the present, as well as all artwork and supporting document associated therewith, are collectively referred to as the “Assigned Works”).

WHEREAS, ASSIGNEE has agreed to acquire certain subsidiaries of ASSIGNOR pursuant to a Stock Purchase Agreement between the Parties dated December 11, 2023, as amended (the “SPA”), and in connection therewith ASSIGNEE is desirous of receiving from ASSIGNOR, and ASSIGNOR is desirous of assigning to ASSIGNEE, all of ASSIGNOR’S right, title, and interest in and to the Assigned Works.

NOW, THEREFORE, for and in consideration of the sums set forth in the SPA and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR hereby assigns, sells, and sets over to ASSIGNEE, its successors and assigns, ASSIGNOR’S entire right, title and interest in and to the copyright in the Assigned Works and any registrations and copyright applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Assigned Works, in whatever form or medium, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyright herein assigned, and in and to all rights corresponding to the foregoing throughout the world.

AND ASSIGNOR by this paper quitclaims any and all right, title, or interest in and to the Assigned Works which ASSIGNOR, or any of them, may otherwise hold, whether legal or equitable in nature.

AND ASSIGNOR hereby represents and warrants that it has the authority to make the assignment herein set forth; that it owns all right, title and interest in and to the Assigned Works that is herein assigned; and that it has not heretofore conveyed to any third party all or any portion of the rights herein assigned, sold and set over to ASSIGNEE.

AND ASSIGNOR hereby agrees to execute any and all papers and to perform such other proper acts, at ASSIGNEE’S expense, as ASSIGNEE may reasonably deem necessary to secure for ASSIGNEE or its designees the rights herein assigned.

THIS AGREEMENT may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Each Party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

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THIS AGREEMENT constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior agreements, understandings, communications, discussions, or negotiations between the Parties regarding the subject matter of this Agreement.

THIS AGREEMENT is and shall be interpreted according to the federal laws of the United States of America and the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WORTHY FINANCIAL, INC.,

Name:

Title:

WORTHY WEALTH, INC.,

Name:

Title:

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